Exhibit 10.7

CONSENT AND RELEASE AGREEMENT

THIS CONSENT AND RELEASE AGREEMENT (“Agreement”) is made and entered into as of May 28, 2025 by and between Five Narrow Lane LP, a Delaware limited partnership (“FNL”), Naya Therapeutics, Inc., a Delaware corporation (“NTI”), and INVO Fertility, Inc., a Nevada corporation formerly known as NAYA Biosciences, Inc. and INVO Bioscience, Inc. (the “Parent”) (each a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, on October 11, 2024, NTI, the Parent, and INVO Merger Sub Inc. (“Merger Sub”), entered into that certain Amended and Restated Agreement and Plan of Merger (as amended, the “Merger Agreement”) dated as of October 11, 2024, pursuant to which Merger Sub merged with and into NTI, with NTI continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

WHEREAS, pursuant to the Merger, the Parent issued shares of the Company’s newly-designated Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred”) to the former shareholders of NTI.

WHEREAS, the Parent desires to redeem the Series C-1 Preferred for shares of Class A Common Stock of NTI (the “NTI Shares”) pursuant to its redemption rights set forth in the Series C-1 Preferred Certificate of Designation, as amended (the “Redemption”).

WHEREAS, pursuant to the Merger, the Parent issued a 7.0% Senior Secured Convertible Debenture in the principal balance of $3,934,146 due December 11, 2025 (the “Debenture”) to FNL.

WHEREAS, the Parent and NTI are parties to that certain Securities Agreement dated as of January 3, 2024 made by NTI and its subsidiaries party thereto from time to time, as Debtors to and in favor of FNL (the “Security Agreement”).

WHEREAS, pursuant to the Debenture and the Security Agreement, the Parent requires FNL’s consent to the Redemption.

WHEREAS, as a condition to the Redemption, the Parent requires (a) NTI to issue a secured promissory note in the principal balance of $4,803,175 to the Parent in the form attached hereto as Exhibit A (the “New Note”), and (b) a release of claims as set forth in this Agreement.

WHEREAS, as a condition to the Redemption, NTI requires (a) FNL to release its security interest in the assets of NTI created under the Security Agreement, and (b) a release of claims as set forth in this Agreement.

WHEREAS, to provide the consent and release required by Parent and NTI pursuant to this Agreement, FNL is requiring (i) NTI to issue the New Note to Parent, and (ii) a release of claims as set forth in this Agreement.

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. New Note. Concurrently herewith, NTI shall issue the New Note to the Parent.

Section 2. Consent and Release.

2.1 Consent. FNL agrees and consents to the Redemption and the transactions contemplated thereby and consents to the transfer by the Parent of the NTI Shares pursuant to the Redemption.

2.2 Release of Security Interest. Upon consummation of the consummation of the Redemption, FNL hereby releases any and all security interests, liens, rights, claims, or demands of any kinds whatsoever relating to the NTI Shares, the assets of NTI and created under the Security Agreement. In addition, FNL agrees to promptly file, but in no event later than 5 days from the date hereof, a UCC termination statement relating to the assets of NTI and the release of the security interest and lien on such assets created under the Security Agreement and perfected by the filing of any UCC-1 financing statements filed by FNL with respect to such assets.

Section 3. Release of Claims and Waiver of Damages.

3.1 NTI’s Release. NTI, on behalf of itself and its respective agents, attorneys, affiliates, former and current shareholders (including the recipients of the NTI Shares but excluding the Parent), directors, officers, employees, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through it, and all persons acting by, through, under or in concert with any of them (the “NTI Releasing Parties”) hereby irrevocably and unconditionally forever release, remise, acquit, and discharge the Parent, FNL, and each of their present, former or future agents, representatives, employees, independent contractors, officers, directors, stockholders, managers, members, partners, attorneys, accountants, insurers, investors, advisors, subsidiaries, divisions, parents, assigns, affiliates, predecessors, and successors (collectively, the “NTI Releasees”) from and against any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortuous conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement, which each of the NTI Releasing Parties has ever had, presently has, may have, or claim or assert to have against any of the NTI Releasees (the “NTI Released Claims”). The NTI Released Claims include, but are not limited to, claims arising out of, based upon, relating to, or in connection with (i) NTI’s prior business relationships with any NTI Releasee, (ii) the cessation and termination of NTI’s prior business relationships with any NTI Releasee, and/or (iii) any act or omission by any NTI Releasee, whether or not such act or omission was committed on behalf of any NTI Releasee or during the course of performing pursuant to a business relationship with any NTI Releasee. The NTI Releasing Parties further agree that they shall not encourage any other person in making any claim, charge, grievance or other action against any NTI Releasee. The NTI Releasing Parties are not releasing claims related to enforcement of this Agreement or any security agreement in connection therewith.

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3.2 Parent’s Release. Parent, on behalf of itself and its respective agents, attorneys, affiliates, current shareholders, directors, officers, employees, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through it, and all persons acting by, through, under or in concert with any of them (the “Parent Releasing Parties”) hereby irrevocably and unconditionally forever release, remise, acquit, and discharge NTI, and each of its present, former or future agents, representatives, employees, independent contractors, officers, directors, stockholders, managers, members, partners, attorneys, accountants, insurers, investors, advisors, subsidiaries, divisions, parents, assigns, affiliates, predecessors, and successors (collectively, the “Parent Releasees”) from and against any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortuous conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement, which each of the Parent Releasing Parties has ever had, presently has, may have, or claim or assert to have against any of the Parent Releasees (the “Parent Released Claims”). The Parent Released Claims include, but are not limited to, claims arising out of, based upon, relating to, or in connection with (i) the Parent’s prior business relationships with any Parent Releasee, (ii) the cessation and termination of Parent’s prior business relationships with any Parent Releasee, and/or (iii) any act or omission by any Parent Releasee, whether or not such act or omission was committed on behalf of any Parent Releasee or during the course of performing pursuant to a business relationship with any Parent Releasee. The Parent Releasing Parties further agree that they shall not encourage any other person in making any claim, charge, grievance or other action against any Parent Releasee. The Parent Releasing Parties are not releasing claims related to enforcement of this Agreement, or any claims related to enforcement of the New Note or any security agreement in connection therewith.

3.3 FNL’s Release. FNL, on behalf of itself and its respective agents, attorneys, affiliates, managers, members, partners, directors, officers, employees, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through it, and all persons acting by, through, under or in concert with any of them (the “FNL Releasing Parties”) hereby irrevocably and unconditionally forever release, remise, acquit, and discharge NTI, and each of its present, former or future agents, representatives, employees, independent contractors, officers, directors, stockholders, managers, members, partners, attorneys, accountants, insurers, investors, advisors, subsidiaries, divisions, parents, assigns, affiliates, predecessors, and successors (but in all cases excluding the Parent) (collectively, the “FNL Releasees”) from and against any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortuous conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement, which each of the FNL Releasing Parties has ever had, presently has, may have, or claim or assert to have against any of the FNL Releasees (the “FNL Released Claims”). The FNL Released Claims include, but are not limited to, claims arising out of, based upon, relating to, or in connection with (i) FNL’s prior business relationships with any FNL Releasee, (ii) the cessation and termination of FNL’s prior business relationships with any FNL Releasee, and/or (iii) any act or omission by any FNL Releasee, whether or not such act or omission was committed on behalf of any FNL Releasee or during the course of performing pursuant to a business relationship with any FNL Releasee. The FNL Releasing Parties further agree that they shall not encourage any other person in making any claim, charge, grievance or other action against any FNL Releasee. The FNL Releasing Parties are not releasing claims related to enforcement of this Agreement or any claims related to enforcement of the New Note or any security agreement in connection therewith or the Certificate of Designations of the Series C-2 Preferred Stock.

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3.4 Release of Unknown Claims. The Parties acknowledge that they may hereafter discover facts in addition to or different from those which they presently know or believe to be true regarding the subject matter of the dispute and the other matters herein released, but agree that they have taken that possibility into account and that it is their intention hereby to fully, finally and forever settle and release the matters, disputes and differences, now known or unknown, suspected or unsuspected, arising out of or in any way relating to the matters released pursuant to this Agreement.

3.5 No Admission of Wrongdoing or Liability. The Parties agree that this Agreement shall not in any way be construed as an admission by any Party, any NTI Releasee, any Parent Releasee, or any FNL Releasee, as the case may be, has acted wrongfully with respect to any other Party, any NTI Releasee, any Parent Releasee, or any FNL Releasee, or any other person, or that any Party, any NTI Releasee, any Parent Releasee, or any FNL Releasee has violated any federal, state, or local law (statutory or decisional), ordinance, or regulation, breached any contract, or committed any wrongdoing whatsoever against any other Party, NTI Releasee, any Parent Releasee, any FNL Releasee, or otherwise, which is expressly denied, or that any Party, any NTI Releasee, any Parent Releasee, or any FNL Releasee has any rights whatsoever against any other Party, any NTI Releasee, any Parent Releasee, or any FNL Releasee. Each Party, NTI Releasee, Parent Releasee, and FNL Releasee further agrees that each other Party, NTI Releasee, Parent Releasee, and FNL Releasee specifically disclaims any liability to or alleged wrongful acts against any Party, NTI Releasee, Parent Releasee, or FNL Releasee or any other person related to or affiliated with such Party, NTI Releasee, Parent Releasee, or FNL Releasee, as the case may be.

Section 4. Covenant Not to Sue. Each Party represents that such Party has not filed any complaints, claims, actions, or charges against any other Party or any NTI Releasee, Parent Releasee, or FNL Releasee, as applicable, with any state, federal, or local agency or court; that such Party knows of no facts which may lead to any complaints, claims, actions, or charges against any other Party or any NTI Releasee, Parent Releasee, or FNL Releasee, as applicable, in or through any state, federal, or local agency or court; and that such Party has not made any other Party or any NTI Releasee, Parent Releasee, or FNL Releasee, as applicable, aware of any facts which may lead to any complaints, claims, actions, or charges against any other Party or any NTI Releasee, Parent Releasee, or FNL Releasee, as applicable, in or through any state, federal, or local agency or court. Each Party further agrees that such Party will not in any way commence any claim or suit to seek recovery on his behalf against any other Party or any NTI Releasee, Parent Releasee, or FNL Releasee, as applicable, for any claim released in this Agreement. Each Party agrees that if such Party commences, joins in, or in any other manner attempts to assert any claim against any other Party or any NTI Releasee, Parent Releasee, or FNL Releasee, as applicable, in breach of this covenant not to sue, this covenant shall constitute a complete defense to any such suit.

Section 5. Confidential Information.

5.1 Each Party acknowledges and agrees that, as a result of their relationship with the other Parties, they came into possession of proprietary, sensitive, privileged, and/or confidential information relating to such other Parties not generally known or available outside of such other Parties or their affiliates, as well as information and physical material entrusted to each such Party in confidence by third parties (together, “Confidential Information”). Each Party agrees that it shall not, directly or indirectly, individually or in combination or association with any other person or entity, make use of, divulge, disclose, or otherwise make accessible to any third party any of the Confidential Information without, in each instance, the prior written consent of holder of the Confidential Information. Each Party further agrees that it shall destroy any and all copies of the Confidential Information of another Party that such Party may have in any form (electronic, written or otherwise) in their possession prior to the date hereof.

5.2 This Section 5 is intended to be for the benefit of each Party and its affiliates and any third party that has entrusted information or physical material to such Party in confidence. Each Party agrees that they will hold all such information in the strictest confidence and will not use or disclose it to anyone (except as otherwise expressly permitted under this Agreement).

5.3 This Agreement is intended to supplement, and not to supersede, any rights such Party may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information.

5.4 Notwithstanding the foregoing, federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, pursuant to the federal Defend Trade Secrets Act of 2016, no Party shall be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under any of the following conditions: (1) where the disclosure is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made to a Party in relation to a lawsuit for retaliation against such Party for reporting a suspected violation of law, or (3) where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

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Section 6. Breach. Any breach of Section 5 of this Agreement shall be considered a material breach of this Agreement. In the event of any material breach by a Party, the aggrieved Party shall be entitled to recover from the breaching Party, in addition to all other relief available under the law or at equity, all costs and expenses, including reasonable attorneys’ fees incurred in bringing an action for enforcement of this Agreement.

Section 7. Miscellaneous.

7.1 Representation by Counsel. The Parties acknowledge that they are executing and delivering this Agreement with full knowledge of any and all rights that they may have with respect to the claims and causes of action herein settled and released, except as expressly not released as set forth above. The Parties acknowledge that they are represented by and have consulted with attorneys of their own choosing to the extent desired before executing and delivering this Agreement in order to review this document and the claims and causes of action being settled and released hereby and thereby, and that they have had a reasonable and sufficient opportunity to do so.

7.2 Binding Effect of Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective heirs, administrators, executors, representatives, attorneys, agents, predecessors in interest (if any), successors, affiliates, assigns, and beneficiaries.

7.3 Expenses and Fees. Each Party shall bear its own attorneys’ fees, costs, and expenses, and consultants, advisors, and experts’ fees, costs, and expenses, arising or relating to the Action and the negotiation, execution, and delivery of this Agreement.

7.4 Governing Law. The Parties agree that the validity, effect, and construction of this Agreement, as well as any rights, duties and obligations thereunder, and any disputes concerning any of the provisions of this Agreement or over the negotiation or execution thereof, shall be interpreted under, governed by and construed in accordance with the laws of the State of Nevada without regard to conflict of laws provisions.

7.5 Dispute Resolution. Any and all disputes between any of the Parties concerning any of the provisions of this Agreement or the rights, duties and obligations hereunder shall be exclusively resolved in an action or proceeding brought in the state or federal courts located in Clark County, Nevada. The prevailing party in any proceeding instituted to resolve any dispute between any of the Parties arising out of or relating to this Agreement shall be entitled, in addition to any award rendered, to all reasonable attorneys’ fees, costs, and expenses incurred in connection with any such proceeding.

7.6 Entire Agreement; Amendments. This Agreement, any exhibits hereto, any documents referenced herein, and any exhibits thereto, constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. This Agreement may be amended, altered, modified or waived, in whole or in part, only in a writing executed by all the Parties to this Agreement. This Agreement may not be amended, altered, modified or waived, in whole or in part, orally.

7.7 Execution in Counterparts. This Agreement may be executed (including by facsimile, .pdf, or any electronic signature) in one or more counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed will be deemed to be an original, and all such counterparts will be construed together and will constitute one Agreement. The Agreement shall become effective only upon its execution by all Parties hereto. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The Parties agree where practicable to use DocuSign or Adobe Sign, electronic signature technologies, to expedite the execution of this Agreement. Electronic signatures shall be deemed originals.

7.8 Non-Waiver. The failure of any Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

7.9 Titles. The titles of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the terms of this Agreement.

7.10 Acknowledgment. The Parties acknowledge that they have read this Agreement, that they fully know, understand, and appreciate its contents, and that they have executed the same and make the settlement and release provided for herein voluntarily and of their own free will.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have each executed this Agreement on the dates set forth below.

INVO FERTILITY, INC.

By:	Steven Shum
Title:	CEO

naya therapeutics, INC.

By:	Daniel Teper
Title:	CEO

FIVE NARROW LANE LP

By:	Joseph Hammer
Title:	General Partner

[Consent and Release Agreement]

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